Exhibit 10.66

STOCK OPTION AGREEMENT

THIS AGREEMENT, dated as of ____________ (the “Grant Date”), is made by and between Rockwell Medical, Inc., a Michigan corporation (the “Company”), and the individual whose name is set forth on the signature page hereof, who is an employee of the Company or a Subsidiary of the Company (the “Optionee”). Any capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Company’s 2017 Long Term Incentive Plan (the “Plan”).

WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its common stock (the “Common Stock”) pursuant to the terms and conditions of this Agreement and the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee has determined that it would be in the best interest of the Company and its shareholders to grant the Option provided for herein to the Optionee as an incentive for increased efforts during his or her term of office with the Company or its Subsidiaries, has approved the grant of the Option on the Grant Date and has advised the Company thereof and instructed the undersigned officer to issue said Option; and

WHEREAS, the grant of the Option made pursuant to this Agreement is contingent upon approval of the Plan by the shareholders of the Company;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

Article I
OPTION GRANT

1.1Grant of Options.  For good and valuable consideration, on and as of the date hereof, the Company irrevocably grants to the Optionee a Nonqualified Stock Option to purchase ___________ shares of Common Stock upon the terms and conditions set forth in this Agreement (the “Option”). [For March 2017 grants only, add: Notwithstanding any other provision in this Agreement to the contrary, the grant of the Option made pursuant to this Agreement is contingent upon approval of the Plan by the shareholders of the Company on or before February 28, 2018. If such approval is not received, this Option shall not be exercisable and shall be null and void.]  [If Award is in excess of limit in 7.3, add: The Option is not intended to be deemed or designated as a Code Section 162(m) Award.]

1.2Exercise Price.  Subject to Section 2.1, the exercise price of the shares of Common Stock covered by the Option shall be $_____ per share without commission or other charge (which is the Fair Market Value per share of the Common Stock on the Grant Date).

Article II
ADJUSTMENTS

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2.1Adjustments to Option.  In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof, such adjustments and other substitutions shall be made to the Option as the Committee, in its sole discretion, deems equitable or appropriate, including adjustments in the number, class, kind and exercise price of securities subject to the Option (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of another company, as the Committee may determine to be appropriate in its sole discretion).

Article III
PERIOD OF EXERCISABILITY

3.1Exercisability of Option.

(a)So long as the Optionee continues to be employed by the Company or any of its Subsidiaries, the Option shall become exercisable in full upon the earliest to occur of (i) the date on which the Company reports quarterly net sales if net sales for the four consecutive calendar quarters including the quarter then being reported total at least $100,000,000, (ii) the date on which the market capitalization of the Company (based on the reported closing price of the Common Stock on the Stock Exchange and the total number of shares of the Common Stock issued and outstanding) has been greater than $600,000,000 for ten consecutive trading days, (iii) the one year anniversary of the date the Centers for Medicare & Medicaid Services assign the Company transitional add on reimbursement payment status for the drug product, Triferic® (the “Vesting Date”).  Notwithstanding the foregoing, if the Vesting Date occurs during a trading blackout period under the Company’s insider trading policy as then in effect, the Vesting Date shall instead be the second day after such trading blackout period is no longer in effect.

(b)The Option shall also become exercisable in full immediately prior to a Change in Control Termination of the Optionee; provided, however, that this Section 3.1(b) is subject to the Committee’s rights, in the event of a Change in Control, to cash out the Option pursuant to Section 9.2(c) of the Plan.

3.2Expiration of Option.  The Option may not be exercised after the first to occur of the following events and shall in no event be exercisable after the tenth anniversary of the Grant Date:

(a)If, prior to the date when the Option first becomes exercisable, Optionee’s employment terminates for any reason, Optionee’s right to exercise the Option shall terminate and all rights thereunder shall cease;

(b)If, on or after the date when the Option first becomes exercisable, Optionee’s employment terminates for any reason other than death or Disability, Optionee shall have the right, within three months after termination of employment to exercise the Option to the extent that it was or became exercisable on the date of Optionee’s termination of employment, subject to any other limitation on the exercise of the Option in effect on the date of exercise; or

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(c)If Optionee’s employment terminates due to death or Disability before the tenth anniversary of the Grant Date, Optionee or the person or persons to whom the Option shall have been transferred by will or the laws of descent and distribution shall have the right within the exercise period specified in this Agreement to exercise the Option to the extent that it was exercisable and unexercised on the Optionee’s date of death or Disability, subject to any other limitation on exercise in effect on the date of exercise.

3.3Committee Discretion.  The Committee, at the time of Optionee’s termination of employment, subject to the limitations set forth in the Plan, may accelerate Optionee’s right to exercise the Option or, subject to Code Section 409A, may extend the Option term.

Article IV
EXERCISE OF OPTION

4.1Person Eligible to Exercise.  During the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Sections 3.1 or 3.2, be exercised by his or her personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.

4.2Partial Exercise.  Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Sections 3.1 or 3.2 of this Agreement; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

4.3Manner of Exercise.  The exercise price for shares of Common Stock to be acquired upon exercise of the Option shall be paid in full in any manner permitted by the Plan.

4.4Conditions to Issuance of Stock.  The Company shall not be required to issue or deliver any stock purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

(a)The obtaining of approval or other clearance from any state or federal governmental agency or Stock Exchange which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable; and

(b)The receipt by the Company of such assurance of compliance with federal and state securities laws as it may deem necessary or advisable.

4.5Rights as Stockholder.  The holder of the Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until a certificate or certificates representing such shares shall have been issued by the Company to such holder or a book entry representing such shares has been made and such shares have been deposited with the appropriate registered book-entry custodian. The Company shall not be liable to the Optionee for damages relating to any delay in issuing shares or a stock certificate to Optionee, any loss of a certificate, or any mistakes or errors in the issuance of shares or a certificate to Optionee.

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4.6Withholding.  The Company shall have the right to withhold from Optionee’s compensation or to require Optionee to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option. Subject to the limitations in Section 10.5 of the Plan, Optionee may, in order to fulfill the withholding obligation, make payment to the Company in any manner permitted under Section 10.5 of the Plan. The Company shall not withhold from the exercise of an Option more shares than are necessary to meet the established tax withholding requirements of federal, state and local obligations and pay the exercise price of the Option. The Company shall be authorized to take any such action as may be necessary, in the opinion of the Company’s counsel, to satisfy the Company’s obligations for payment of such taxes.

Article V
MISCELLANEOUS

5.1Option Not Transferable.  Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.1 shall not prevent transfers by will or by the applicable laws of descent and distribution, or transfers to which the Committee has given prior written consent subject to the conditions set forth in Section 10.3(a) of the Plan.

5.2Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him or her at the address stated in the Company’s employee records. By a notice given pursuant to this Section 5.2, either party may hereafter designate a different address for notices to be given to the party. Any notice, which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 5.2. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or when delivered personally to the Secretary or Optionee.

5.3Amendment.  Subject to Sections 2.1 and 3.3 of this Agreement and the terms of the Plan, this Agreement may be amended only by a writing executed by the parties hereto if such amendment would adversely affect Optionee. Any such amendment shall specifically state that it is amending this Agreement.

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5.4Governing Law.  The laws of the State of Michigan shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.5No Guarantee of Employment.  Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without cause, subject to the applicable provisions of, if any, the Optionee’s employment agreement with the Company.

5.6Plan Terms Control.  In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall control, it being understood that variations in this Agreement from terms set forth in the Plan shall not be considered to be in conflict if the Plan permits such variations.

5.7Clawback Policy.  This Agreement, the Option and any economic benefits recognized by Optionee in connection with the Option are subject to the Company's Clawback Policy as provided in the Company's Principles of Corporate Governance from time to time.

[Signatures on next page.]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

ROCKWELL MEDICAL, INC.

By:__________________________________

     Name:

     Title:

OPTIONEE:

______________________________________

[Name]

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